Exhibit 21.1


                           SUBSIDIARIES OF REGISTRANT

                                                            State or
Entity Name                                                  Country     % Owned
-------------------------------------------------------- --------------- -------

American Realty Management, Inc.                             Nevada        100%
Big Bear Indian Art, LLC                                      Texas        100%
Crown Pointe, Inc.                                         California      100%
Finley Equities, Inc.                                         Texas        100%
Gainesville Outlet Mall, LLC                                 Nevada        100%
Gainesville Partners, LLC                                    Nevada        100%
Gainesville Property, LP                                      Texas        100%
Gaywood Oil & Gas, LLC                                       Nevada        100%
Gaywood Oil & Gas II, LLC                                    Nevada        100%
Greenbriar Financial Corporation                             Nevada        100%
Kellway Corporation                                           Texas        100%
King City Retirement Corporation                             Oregon        100%
Mesquite, LLC                                                Nevada         60%
Narisma Holdings Limited                                     Cypress        64%
Real Estate Investors, LLC                                   Nevada        100%
Retirement Real Estate, Inc.                                 Nevada        100%
Senior Living Management, Inc.                               Nevada        100%
Senior Living Management Payroll Company                      Texas        100%
Senior Property Management, Inc.                             Nevada        100%
Senior Property Management- CP, LLC                          Nevada        100%
Senior Property Management- OP, LLC                          Nevada        100%
Senior Property Management- WT, LLC                          Nevada        100%
SLM-Crown Pointe, Inc.                                       Nevada        100%
SLM-Oak Park, Inc.                                           Nevada        100%
SLM-Wedgwood Terrace, Inc.                                   Nevada        100%
Tacaruna Holdings, BV                                    The Netherlands   100%
Villa Residential Care Homes - Arlington I, LP                Texas         49%
Villa Residential Care Homes - Corpus Christi South, LP       Texas          1%
Villa Residential Care Homes - Fort Worth East, LP            Texas          1%
Villa Residential Care Homes - Granbury, LP                   Texas          1%
Villa Residential Care Homes - Oak Park, LP                   Texas          1%
Wedgwood Retirement Inns, Inc.                             Washington      100%
Wedgwood Terrace, Inc.                                       Nevada        100%
Windsor Group, LLC                                       South Carolina    100%
Windsor House Greenville, LLC                            South Carolina    100%